UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Proxy Statement

Function(x) Inc.

(Name of Registrant as Specified in Its Charter)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Function(x) Inc.

902 Broadway, 11th Floor

New York, New York 10010

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock of Function(x) Inc. (the “Company”, “Function(x)”, “we” or “us”). The purpose of the Information Statement is to notify stockholders that the holders of more than a majority of our common stock (the “Majority Stockholder”), has approved the following actions by written consent on May 1, 2017:

●	The issuance of up to 3,127,619 shares of Common Stock initially issuable upon the conversion at $1.05 per share of the New Note (as defined herein) issued in connection with the Note Exchange Agreement (as defined herein) which shares of Common Stock may be issued at a discount to the lesser of the market price or book value in accordance with NASDAQ Marketplace Rule 5635(d);

●	The issuance of 4,400,000 shares of Common Stock based upon the initial conversion price of $1.05 per share initially issuable upon the issuance of Series F Convertible Preferred Stock to be issued on or after June 1, 2017, as set forth in the Certificate of Designation therefore (the “Series F Certificate of Designation”) (up to a maximum of 20,400,000 upon conversion at the minimum Conversion Price set forth in the Certificate of Designation therefore) in connection with the Note Exchange Agreement which shares of Common Stock may be issued at a discount to the lesser of the market price or book value in accordance with NASDAQ Marketplace Rule 5635(d);

●	The issuance of 9,532,810 shares of our Common Stock based upon the sale of $10,000,000 in a private placement of Series G Convertible Preferred Stock initially issuable upon the conversion of 10,000 shares of Series G Convertible Preferred Stock at an initial Conversion Price of $1.05 per share of Common Stock, as set forth in the Certificate of Designation therefore (the “Series G Certificate of Designation”) (up to a maximum of 200,000,000 shares of our Common Stock upon conversion at the minimum Conversion Price set forth in the Series G Certificate of Designation), plus 120,000 shares of our Common Stock upon the issuance of 120 shares of Series G Convertible Preferred Stock to certain consultants, which shares of Common Stock may be issued at a discount to the lesser of the market price or book value in accordance with NASDAQ Marketplace Rule 5635(d);

●	The issuance of 13,800,000 shares of Common Stock to affiliates of Robert F. X. Sillerman, our Chairman and Chief Executive Officer, in accordance with NASDAQ Marketplace Rule 5635(c) and 5635 (d);

●	The participation of Robert F.X. Sillerman our Chairman and Chief Executive Officer, or affiliates, in one or more offerings of Series G Preferred Stock to be made at a discount to the lesser of the market price or book value to be purchased on the same basis and on the same terms and conditions as unaffiliated third party purchasers of Series G Preferred Stock sold in private placement transactions to investors; to approve the participation of unaffiliated consultants in issuances of shares of our Series G Convertible Preferred Stock in such offerings pursuant to the approvals set forth herein as required by and in accordance with NASDAQ Marketplace Rule 5635(c) and 5635(d), including the issuance of Series G Preferred Stock to consultants in exchange for services; and

●	In the event that the shares of Common Stock issuable upon the issuance of Series F Convertible Preferred Stock and/or the Series G Convertible Preferred Stock are issued at a conversion price below $1.05, approval of the change of control of the Company that could result in connection with any or all of the aforesaid proposals in accordance with NASDAQ Marketplace Rule 5635(b).

The accompanying Information Statement and related materials are being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing actions have been approved by Majority Stockholder. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement and related materials in their entirety for a description of the actions approved by the Majority Stockholder.

As required by Rule 14c-2(b) of the regulations of the Securities and Exchange Commission (“SEC”) this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the matters discussed may take effect.

This Information Statement is being mailed available on or about May [ ], 2017 to stockholders of record as of May 1, 2017. The record date for determining our stockholders who were eligible to consent in writing to the matters discussed above and entitled to notice of those matters was May 1, 2017, the date that the Majority Stockholder took action in connection therewith. These actions will be effective on or about _____________, 2017.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.

Function(x) Inc.

902 Broadway, 11th Floor

New York, New York 10010

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

May [  ], 2017

The Company entered into a Note Exchange Agreement (the “Note Exchange Agreement”), dated as of April 18, 2017, by and between the Company and the holder (“Holder”) of $3,000,000 original principal amount of Company promissory notes issued on July 8, 2016 related to the Company’s acquisition of the assets of Rant, Inc. (the “Original Note”). Under the terms of the Note Exchange Agreement the Company agreed to issue to the Holder in exchange for the Original Note: (i) a new note in the original amount of $3,284,000 with a maturity date of June 1, 2017 (the “New Note”) and (ii) not sooner than June 1, 2017 (or such later date as approval of such issuance by NASDAQ is obtained), shares of Series F Convertible Preferred Stock of the Company (“Series F Convertible Preferred Stock”). The Series F Convertible Preferred Stock: (x) is initially convertible into 4,400,000 shares of common stock of the Company (“Common Stock”) plus (y) such additional shares of Common Stock so that the market value of the aggregate amount of shares of Common Stock shall be equal in value to $2,024,000. As a condition for the Note Exchange Agreement, the Holder agreed to waive all defaults existing under the Original Note. The foregoing matters were approved by written consent of delivered by the owner of a majority of the outstanding voting shares of common stock of the Company (the “Majority Stockholder”) on May 1, 2017.

In addition, on May 1, 2017, the Company obtained approval of the Majority Stockholder: (1) for the offer and sale of up to $20,000,000 of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Convertible Preferred Stock”) in a private placement transaction (the “Offering”); (2) for issuance of Series G Convertible Preferred Stock to our Chairman and Chief Executive Officer (“CEO”) or affiliates in connection with his purchase of Series G Convertible Preferred Stock in the Offering and the issuance of Series G Convertible Preferred Stock to certain of our consultants; (3) for issuance of an additional 13,800,000 shares of Common Stock to an affiliate of our Chairman and CEO for his waiver of conditions relating to conversion of Series C Convertible Preferred Stock in connection with allowing the Company’s prior financing to be completed; and (4) for any actual or potential change of control of the Company that may arise as a result of the foregoing.

This Information Statement is being distributed to notify you of such approvals. The Information Statement and related materials are first being mailed to stockholders beginning on or about June [  ], 2017.

Voting Securities and Vote Required

We are not seeking consent, authorizations, or proxies from you. The vote which was required to approve the above referenced matters was the affirmative vote of the holders of a majority of the Company’s voting stock.

On May 1, 2017 (the “Record Date”), there were 29,889,438 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the foregoing matters and in order to timely effectuate such matters, the Board elected to utilize, and did in fact obtain, the written consent of the holder of a majority of the voting power of the Company. The Company obtained the written consent of the stockholders who, as of the Record Date, owned approximately 60.41% of the Company’s voting stock. The written consent satisfies the stockholder approval requirement for the actions taken. Accordingly, under the DGCL no other Board or stockholder approval is required in order to effect such actions.

Effective Date

This Information Statement is being mailed on or about May [  ], 2017 to the Company’s stockholders as of the Record Date. Even though these actions have been approved by the Majority Stockholder, the actions will not be effective until on or about June [  ], 2017, a date that is more than 20 calendar days after Notice is first sent to our stockholders.

The expenses of distributing the Notice and of mailing this Information Statement and related materials to the stockholders will be borne by the Company. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward the Information Statement to the beneficial owners of Common Stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Cumulative voting is not allowed on any of the proposals that were approved by the Majority Stockholder.

No Dissenters Rights

The actions taken by written consent of the Majority Stockholder are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the DGCL.

Proposals by Security Holders

No stockholder requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders for their approval.

Forward-Looking Statements

This Information Statement and the related materials may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

What action was approved by written consent?

The actions approved by the written consent of the Majority Stockholder (each, an “Action”) are more completely described elsewhere in this Information Statement.

In each case, stockholders holding more than a majority of the votes that may be cast at a meeting of the stockholders provided written consent approving each of the Actions.

Why are you not soliciting proxies on these matters?

We are not soliciting proxies on the Actions because the Majority Stockholder, who holds approximately 60.41% of the Company’s voting power, provided written consent approving each of the Actions.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our Common Stock as of the Record Date by:

●	each person or entity known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our directors and executive officers, named as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Unless otherwise noted, each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of Common Stock subject to Common Stock purchase warrants or stock options held by that person that are exercisable as of May 1, 2017 or will become exercisable within 60 days thereafter are deemed to be outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

As of May 1, 2017, there were 29,889,438 shares of our Common Stock outstanding.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Common Stock
Beneficial Owners of 5% or More
Robert F.X. Sillerman (2)	18,117,663	60.41%
Directors and Named Executive Officers (not otherwise included above):
Frank E. Barnes III	—	*
Peter C. Horan (3)	10,385	*
Michael J. Meyer (4)	10,854	*
Mitchell J. Nelson (5)	1,622	*
Birame Sock (6)	13,719	*
Brian J. Rosin	33,000	*
Michelle Lanken	—	*
All directors and named executive officers as a group (8 people)	18,187,259	60.51%

 *Represents less than 1%.

(1) Except as otherwise set forth below, the business address and telephone number of each of the persons listed above is c/o Function(x) Inc., 902 Broadway, New York, New York 10010, telephone (212) 231-0092.

(2) Mr. Sillerman beneficially owns 18,123,190 shares of Common Stock, including: (i) directly 8,113 shares of Common Stock owned by Mr. Sillerman (consisting of (A) 1,863 shares of Common Stock owned by Mr. Sillerman; and (B) 6,250 shares of Common Stock issuable upon the exercise of warrants held by Mr. Sillerman which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,600.00 per share); and (ii) indirectly 18,099,550 shares of Common Stock (consisting of (A) 3,125 shares of Common Stock issuable upon the exercise of warrants held by Sillerman Investment Company II LLC (“SIC II”) which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,104.00 per share, (B) 8,778 shares of Common Stock issuable upon the exercise of warrants held by SIC II which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,600.00 per share; (C) 17,500 shares of Common Stock issuable upon the exercise of warrants held by Sillerman Investment Company III LLC (“SIC III”) which are exercisable or will be exercisable within 60 days of May 1, 2017 at $35.60 per share, (D) 11,250 shares of Common Stock issuable upon the exercise of warrants held by SIC which are exercisable or will be exercisable within 60 days of May 1, 2017 at $70.20 per share, (E) 7,500 shares of Common Stock that are issuable upon the exercise of warrants held by SIC III which are exercisable or will be exercisable within 60 days of May 1, 2017 at $59.60 per share, (F) 38,750 shares of Common Stock that are issuable upon the exercise of warrants held by SIC III which are exercisable or will be exercisable within 60 days of May 1, 2017 at $72.60 per share, (G) 14,195,680 shares of Common Stock held by SIC III, (H) 1,431,883 shares of Common Stock held by Sillerman Investment Company IV LLC, (I) 2,146,989 shares of Common Stock held by Sillerman Investment Company VI LLC (“SIC IV”), and (J) 238,095 shares of Common Stock held by the Tomorrow Foundation.

(3) Mr. Horan beneficially owns (i) 78 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $8,000.00 per share; (ii) 31 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $2,000.00 per share; (iii) 19 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 $1,200.00 per share; (iv) 14 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $3,088.00 per share; (v) 31 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,968.00 per share, (vi) 21 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $976.00 per share, (vii) 20 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,040.00 per share, (viii) 1,939 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $89.46 per share, (ix) 5,000 shares of Common Stock issuable upon the exercise of options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $46.60 per share, (x) 280 shares of Common Stock issuable upon the exercise of options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $9.20 per share and (xi) 2,952 shares of Common Stock.

(4) Mr. Meyer beneficially owns (i) 20 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $976.00 per share, (ii) 22 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,040.00 per share, (iii) 2,194 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $89.20 per share, (iv) 2,500 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1 , 2017 at $46.60 per share, (v) 3,166 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $46.60 per share and (vi) 2,952 shares of Common Stock.

(5) Mr. Nelson beneficially owns 1,622 shares of Common Stock.

(6) Ms. Sock beneficially owns (i) 18 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,200.00 per share; (ii) 31 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,968.00 per share, (iii) 20 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $976.00 per share, (iv) 19 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $1,040.00 per share, (v) 1,847 shares of Common Stock exercisable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $89.20 per share, (vi) 750 shares of Common Stock issuable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $46.60 per share, (vii) 2,700 shares of Common Stock issuable upon the exercise of stock options which are exercisable or will be exercisable within 60 days of May 1, 2017 at $9.20 per share, (viii) 8,334 shares of restricted stock issued pursuant to the 2011 Executive Equity Incentive Plan; and (ix) 16 shares of Common Stock.

ISSUANCE OF SHARES PURSUANT TO A CONVERTIBLE NOTE

ISSUANCE OF SHARES UPON CONVERSION OF SERIES F CONVERTIBLE PREFERRED STOCK

General

As previously disclosed on a Form 8-K filed by the Company on April 19, 2017, in connection with entry into the Note Exchange Agreement, dated as of April 18, 2017, by and between the Company and the Holder of the Original Note issued by the Company on July 8, 2016 in connection with the Company’s acquisition of the assets of Rant, Inc., the Company agreed to issue to the Holder, in exchange for the Original Note, the New Note in an original amount of $3,284,000 with a maturity date of June 1, 2017. The New Note is convertible at a price of $1.05 per share, subject to adjustment. If the New Note is converted at a price of $1.05 per share, then the Company would issue 3,142,215 shares of Common Stock.

Pursuant to the terms of the Note Exchange Agreement, the Company also agreed to issue to the Holder on June 1, 2017, shares of Series F Convertible Preferred Stock of the Company that are convertible into (i) 4,400,000 shares of common stock of the Company plus (ii) additional shares of common stock, if necessary, so that the market value of the aggregate amount of shares of common stock issued on June 1, 2017 is equal in value, at a minimum, to $2,024,000. The number of additional shares to be issued shall be calculated by dividing $2,024,000 by the volume weighted average price of the Company’s common stock on the NASDAQ Capital Market (or such other market on which the Company’s common stock is then listed) for the seven day period prior to the issuance of the Series F Preferred Shares. However, the volume weighted average price shall not be calculated to be below $0.10 per share. The Company has reserved for issuance under the Series F Convertible Preferred Stock 20,240,000 shares of Common Stock, the maximum amount issuable under the Series F Convertible Preferred Stock.

The terms of the Note Exchange Agreement restrict the Company’s ability to issue additional debt except for issuances approved by the Holder or for borrowings for working capital not to exceed $1,000,000 in the aggregate and advances with respect to the line of credit held by an affiliate of Robert F.X. Sillerman, Chief Executive Officer of the Company. In addition, the Note Exchange Agreement restricts the issuance of equity by the company except for shares or options issued pursuant to certain benefit plans of the Company, shares issued upon conversion of securities outstanding as of the date of the Note Exchange Agreement, and shares issued in connection with certain acquisitions by the Company approved by a majority of the Company’s independent directors. In addition the parties have agreed that the Company can also issue shares to settle other outstanding matters.

Under the terms of the New Note, if an event of default occurs, all amounts due under the New Note, including accrued but unpaid interest and any other amounts due, including liquidated damages, become immediately due and payable in either cash or shares of the Company’s common stock, at the Holder’s option. Events of default under the New Note, include: (i) the non-payment of any of the amounts due within five (5) business days after the date such payment is due and payable; (ii) the dissolution or liquidation, as applicable, of the Company; (iii) any petition in bankruptcy being filed by or against the Company or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company either through reorganization, composition, extension or otherwise; provided, however, that the Company shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it; (iv) the making by the Company of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Company is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Company; (vii) any warranty, representation, statement, report or certificate made by the Company to the Holder under the New Note is untrue or incorrect in any material respect at the time made or delivered; (viii) the Company’s contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, of the validity or enforceability of any material provision set forth in the New Note, or any transaction or agreement contemplated in the New Note; (ix) a change of control occurs or any agreement or understanding that could result in a change of control is prepared by or for Company; (x) any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness (other than relating to trade payables or settlement agreements) owed by the Company that exists or arises following the issuance of the New Note other than any defaults related to the failure to make amortization payments under the Senior Secured 10% Debentures issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, by and among the Company and the purchasers named therein, dated July 12, 2016.

In connection with the transactions described above, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State for the State of Delaware setting forth the rights of holder of the Series F Convertible Preferred Stock of the Company (“Series F Convertible Preferred Stock”). The Certificate of Designation authorizes 1,000 shares of Series F Convertible Preferred Stock, par value $0.001 per share. The stated value of each share of the Series F Convertible Preferred Stock is $1,000. Each share of Series F Convertible Preferred Stock is convertible at the option of the holder into an amount of validly issued, fully paid and non-assessable shares of the Company’s common stock equal to the greater of (i) 10,000 shares or (ii) the amount of shares calculated from the following formula:

2,024,000/VWAP

440

“VWAP” means the volume weighted average price of the Company’s common stock as listed on the NASDAQ Capital Market (or such other market as the Company’s common stock is then so listed) for the seven (7) day period prior to the issuance of the shares of Series F Preferred Stock to the holder(s) converting such shares of Series F Preferred Stock (or such Holder’s assignee or successor in interest).The holder(s) of Series F Preferred Stock are entitled to vote on all matters that are brought before the stockholders of the Company on an as converted basis. Holders of Series F Preferred Stock are entitled to the preferences upon liquidation of the Company as set forth in the Certificate of Designation.

In connection with the New Note and the Note Exchange Agreement, the Company considered the impact on the Company of the default under the Original Note and that the Holder could enforce its security interest in the assets of the Company and determined that it was desirable for the Company to obtain from the holders of the Original Note waivers of the defaults and new note terms. The New Note and the Note Exchange Agreement include a waiver by the Holder of existing defaults under the Original Note and accelerated the maturity of the New Note and give the Company additional time to either negotiate with the Holder or secure additional financing.

Subject to certain limited exceptions, Section 5635(d) of the NASDAQ Listing Rules requires that the Majority Stockholder approve any issuance of shares of Common Stock in any transaction other than a public offering involving: 1) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Under the terms of the Certificate of Designation for the Series F Convertible Preferred Stock until the Stockholder Approval Date (as defined therein) no conversion of the Series F Convertible Preferred Stock shall be permitted if (i) the number of shares of Common Stock to be issued pursuant to such conversion and (ii) the number of shares of Common Stock to be issued with respect to any conversion made pursuant to the terms of the New Note (or any note that is substituted or exchanged therefor) would exceed 19.9% of the shares of Common Stock of the Company outstanding immediately prior to such conversion. Pursuant to interpretations of NASDAQ and required by Rule 14c-2(b) promulgated under the Securities Exchange Act this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the Stockholder Approval Date requirement can be deemed to have been met by the Company. Inasmuch as the New Note is convertible at a price of $1.05 per share which is greater than the price that would require stockholder approval pursuant to Rule 5635(d), prior to the Stockholder Approval Date conversion of the New Note would be permitted, but shall reduce the number of shares of Common Stock issuable under the Rule prior to the effective date of the vote of stockholders under the Certificate of Designation, as described above.

Because the number of shares of Common Stock we may be required to issue upon the conversion of the New Note and the Series F Convertible Preferred Stock combined is 20% or more of the total number of shares of our Common Stock outstanding, we are required to obtain the approval of the Majority Stockholder to issue up to an aggregate of 23,367,619 shares of Common Stock (3,127,619 shares of Common Stock upon the conversion of the New Note and up to 20,240,000 shares of Common Stock upon the conversion of the shares of Series F Convertible Preferred Stock, respectively) and pursuant to the NASDAQ listing requirements.

We estimate that, if we issued all of the shares that the Majority Stockholder has approved for issuance in connection with the New Note and the Note Exchange Agreement, the Series E Convertible Preferred Stock, the Series F Convertible Preferred Stock and the Series G Convertible Preferred Stock, the existing Function(x) stockholders, other than holders of our Preferred Stock and affiliates of our Chairman and Chief Executive Officer, would own approximately 15.6% of the shares of our Common Stock outstanding immediately after such issuance or less in the event of adjustments or conversions that may be made below $1.05 per share of Common Stock. For a discussion of the assumptions on which we based this estimate, please see the section of this Information Statement entitled “Dilution.”

Preemptive Rights

Holders of our Common Stock will not have preemptive rights in connection with the share issuance.

Appraisal/Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders in connection with the share issuance proposal.

ISSUANCE OF SHARES PURSUANT TO A PRIVATE PLACEMENT

ISSUANCE OF SHARES UPON CONVERSION OF SERIES G CONVERTIBLE PREFERRED STOCK

General

In connection with a private placement (the “Offering”), the Company is issuing shares of Series G Convertible Preferred Stock, par value $0.001 per share. The shares of the Series G Convertible Preferred Stock are convertible into shares of the Company’s Common Stock (the “Conversion Shares”). Pursuant to the Subscription Agreement to be executed by each purchaser, the Series G Convertible Preferred Stock will be sold at a purchase price of $1.05 per Conversion Share. The closing of the Offering shall take place at such time and place as determined by the Company. The initial closing shall not be subject to any minimum purchase and may be held upon receipt and acceptance of subscriptions prior to June 1, 2017, unless extended. The Company accepted subscriptions for $10,000,000 on May 8, 2017. The Offering may be extended up to July 31, 2017.

Pursuant to the Certificate of Designation of the Series G Convertible Preferred Stock, each share of Series G Convertible Preferred Stock is convertible into validly issued, fully paid and non-assessable shares of Common Stock, subject to adjustment, equal to the amount of shares calculated from the following rate :

Base Amount
Conversion Price

“Conversion Price” means, with respect to each Series G Convertible Preferred Share, as of any date of conversion or other applicable date of determination, the lower of: (i) $1.05 per share and (ii) on and after June 1, 2017, the last closing bid price for such security on NASDAQ, as reported by Bloomberg, or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, on the day immediately prior to the Conversion Date; provided, however, that the Conversion Price shall not be less than $0.10 per share. If all of the Series G Convertible Preferred Stock were converted into shares of Common Stock at $0.10 per share (at the maximum amount of the Offering), the Company would issue 200,000,000 shares of Common Stock.

If the closing bid price of the Common Stock equals or exceeds $1.50 per share for at least ten (10) consecutive days on which the Common Stock is traded on NASDAQ, or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, the Company has the right, at its option, to cause the Series G Convertible Preferred Shares then outstanding, in whole but not in part, to be automatically converted into such number of shares of Common Stock for each share of the Series G Convertible Preferred Stock (the “Mandatory Conversion”).

No conversion notice shall be effective, and the Conversion Right shall be suspended and of no force and effect, and the Mandatory Conversion of Shares into Common Stock shall not be permitted, at any time or times, unless: (A) an effective registration statement under the Securities Act of 1933, as amended (the “Act”) covering the sale of the Common Stock underlying the Shares by each of the Subscribers is available and declared effective by the SEC or (B) the stockholders are able to sell the Common Stock underlying the Shares without restriction under an applicable exemption from registration under the Act, including without limitation, Rule 144 thereof.

Subject to certain limited exceptions, Section 5635(d) of the NASDAQ Listing Rules requires that the Majority Stockholder approve any issuance of shares of Common Stock in any transaction other than a public offering involving: 1) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

For a discussion of the potential dilution and assumptions on which we based our estimated maximum amount of dilution, please see the section of this Information Statement entitled “Dilution.” We cannot determine what the actual net proceeds of the sale of Series G Preferred Stock will be until the closing is completed. If all or part of the offering is closed, the net proceeds will be used for general corporate purposes, including working capital, repayment of indebtedness (including indebtedness due and owing to affiliates of our Chairman and Chief Executive Officer under the Line of Credit). We cannot predict whether we will be successful should we seek to raise capital through the Series G Preferred Stock.

Preemptive Rights

Holders of our Common Stock will not have preemptive rights in connection with the share issuance.

Appraisal/Dissenters’ Rights

No appraisal or dissenters’ rights are available to our stockholders in connection with the share issuance proposal.

DILUTION

As of May 1, 2017, the Company had 29,889,438 shares of Common Stock outstanding. The following table shows the effect that the issuance of shares of Common Stock described in this Information Statement (New Note, Series F Convertible Preferred Stock ) would have on the ownership of existing stockholders of the Company.

Cap Table	Current (3)		Adjusted for Transactions(4)%		Adjusted for Conversion (5)%
Sillerman Debt and Accrued Interest (1)	$5.5		$5.5		–
Series E	$1.5		$1.5		–
New Note (1)	$3.3		$3.3		–
Series F	–		$2.0		–
Series G	–		$10.0		–
Other Notes (1)	$0.3		$0.3		–
Private Placement Warrants (2)	2,204,914		2,204,914		2,204,914
Placement Agent Warrants (2)	330,755		330,755		330,755
Representative Warrants (2)	114,286		114,286		114,286
Sillerman (Shares)	17,776,415	57.4%	17,776,415	57.4%	23,059,376	(6)	33.5%
Sillerman Adjustment (Shares)	–		–		13,800,000		20.0%
Public (Shares)	10,417,069	33.6%	10,417,069	33.6%	10,733,736	(6)	15.6%
Series E (Shares)	2,778,797	9.0%	2,778,797	9.0%	4,196,277		6.1%
New Note (Shares)	–		–		3,142,215		4.6%
Series F (Shares)	–		–		4,400,000	(7)	6.4%
Series G (Shares)	–		–		9,523,810	(8)(9)	13.8%

Debt & Preferreds	$10.7		$22.7		–
Total Outstanding Shares	30,972,281	100.0%	30,972,281	100.0%	68,855,413		100.0%

(1) Accrued Interest as of 5/1/17, as outlined below:

(a) Sillerman Debt: $260,150

(b) New Note: $15,325

(c) Other Note: $32,500

(2) Represents the Number of Warrants Outstanding - Assumes conversion at the current warrant strike and disregards any price adjustments not effective prior to the date of filing

(3) Current Capitalization of the Company as of 5/1/17

(4) Represents the anticipated capitalization of the Company should the Series F and Series G be issued

(5) Represents the anticipated capitalization of the Company should the Series E, Series F, Series G, and all Notes be Converted

(6) All notes are assumed to convert at a conversion price of $1.05. Sillerman Debt is included in Sillerman (Shares) and Other Notes are included in Public (Shares)

(7) Series F converts at such amount subject to adjustment on June 1, 2017 by issuance of additional shares, if any, as shall be required to result in the market value of such issued securities being equal to $2,024,000 based on the VWAP for the seven day period prior to the issuance of Series F Preferred Shares (but not less than $0.10)

(8) Excludes shares issuable upon the Company's exercise of its right to require conversion of Series G Stock into Common Stock at any time the closing bid price of the common stock equals or exceeds $1.50 per share for at least 10 consecutive trading days as long as there is an effective registration statement covering such shares or the holder is eligible to sell such shares under an applicable exemption from registration, including Rule 144 during such period. Excludes shares issuable at the applicable conversion rate on and following June 1, 2017 upon conversion of the Series G Stock based upon a conversion rate as follows:
Base Amount/Conversion Price wherein the Base Amount means the Stated Value thereof, plus unpaid dividends on the date of determination and the Conversion is equal to the lower of $1.05 per share and the Closing Bid Price (as determined in accordance with NASDAQ or other principal market upon which the Company’s Common Stock is then traded) on the day immediately prior to the conversion date (but not less than $0.10 per share).

(9) Includes 1,904,762 of shares attributable to Sillerman

(10) Total Sillerman Shares post conversion would be 38,764,138, which represents 56.3% in a fully converted scenario.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 300,000,000 shares of Common Stock, par value $0.001 per share and 1,000,000 shares of Preferred Stock, par value $0.001. As of May1, 2017, we had 29,889,438 shares of Common Stock issued and outstanding. The following summary of the terms of our Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the “ DGCL”). We may issue up to 1,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, without further action by the stockholders. 100,000 shares of our preferred stock have been designated Series A Convertible Redeemable Preferred Stock, 50,000 shares of our preferred stock have been designated Series B Convertible Preferred Stock, 100,000 shares of preferred stock have been designated as Series C Convertible Redeemable Preferred Stock, 150 shares of preferred stock have been designated as Series D Convertible Preferred Stock, 100,000 shares of preferred stock have been designated as Series E Convertible Preferred Stock, 1,000 shares of preferred stock have been designated as Series F Convertible Preferred Stock and 20,120 shares of preferred stock have been designated as Series G Convertible Preferred Stock.

General

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law. In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our Common Stock.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC. Its mailing address is 6201 15th Avenue, Brooklyn, New York 11219, and its phone number is (718) 921-8206.

Listing

Our Common Stock is traded on The NASDAQ Capital Market under the symbol “FNCX”.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

●	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

●	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

●	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF PREFERRED STOCK

As of May 1, 2017, 1,498.25 shares of Series E Convertible Preferred Stock were issued and outstanding.

Our certificate of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our certificate of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of The NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. There were no shares of Series A Convertible Redeemable Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Redeemable Preferred Stock or Series D Convertible Preferred Stock outstanding as of May 1, 2017.

Series E Convertible Preferred Stock

As of May 1, 2017, there were 1,498.25 shares of Series E Convertible Preferred Stock issued and outstanding. We issued 1,498.25 shares of Series E Convertible Preferred Stock to Rant, Inc ., on July 12, 2016 in connection with a purchase of the assets of Rant, Inc.

The rights, preferences, privileges and restrictions of the shares of Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

●	The shares of Series E Convertible Preferred Stock have a stated value of $1,000 per share.

●	Each share of Series E Convertible Preferred Stock is convertible, at the option of the holder, into shares of our Common Stock at a conversion price of $0.26 per share, subject to adjustment as provided in the Certificate of Designation. In no event will the conversion price be less than $0.10 per share.

●	The shares of Series E Convertible Preferred Stock are entitled to participate in liquidation with the holders of Common Stock as though the holders of Series E Preferred Convertible Stock were converted into shares of Common Stock in accordance with the terms of the Certificate of Designation.

●	The shares of Series E Convertible Preferred Stock shall have no voting rights except that a majority of the holders of Series E Convertible Preferred is required to approve alter or change adversely, the powers, preferences or rights of the holders of Series E Convertible Preferred Stock or to amend the Certificate of Designation.

The foregoing summary of the rights, privileges and restrictions of the Series E Convertible Preferred Stock and the qualifications, limitations and restrictions thereof is qualified in its entirety by the Certificate of Designations of the Series E Convertible Preferred Stock.

Series F Convertible Preferred Stock

As of April 25, 2017, there were no shares of Series F Convertible Preferred Stock issued and outstanding. We have agreed to issue 440 shares of Series F Convertible Preferred Stock to the Holder in connection with the Note Exchange Agreement on or following June 1, 2017.

The rights, preferences, privileges and restrictions of the shares of Series F Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized above and are incorporated herein by reference.

Series G Convertible Preferred Stock

As of April 25, 2017, there were no shares of Series G Convertible Preferred Stock issued and outstanding. We have agreed to issue up to 20,000 shares of Series G Convertible Preferred Stock to the investors in connection with the Offering and reserved 120 shares of Series G Convertible Preferred Stock to consultants. The rights, preferences, privileges and restrictions of the shares of Series F Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are summarized above and are incorporated herein by reference.

APPROVAL OF THE PARTICIPATION OF CHAIRMAN AND CEO IN THE BELOW MARKET OFFERINGS AND GRANTING OF CERTAIN SHARES TO OUR CONSULTANTS FOR SERVICES RENDERED TO THE COMPANY AS SET FORTH HEREIN AS REQUIRED BY AND IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(c) AND 5635 (d) AND THE ISSUANCE OF UP TO 13,800,000 SHARES OF COMMON STOCK TO OUR CHAIRMAN AND CEO IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(C) AND 5635 (D);

Our common stock is currently listed on The NASDAQ Capital Market, and, as such, we are subject to the NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(c) requires us to obtain stockholder approval of the participation of officers, directors and employees of the Company in the below market offerings, and such offerings in certain cases require approval of the stockholders of the Company as described above. In addition, in certain cases, NASDAQ has stated that stockholder approval is desirable or required for issuances to consultants.

As discussed above, we have entered into the Note Exchange Agreement and New Note and expect to amend the terms of certain credit arrangements with our Chairman and Chief Executive (or his affiliates). As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2015, Sillerman Investment Company IV, LLC (“SIC IV”), an affiliate of Robert F.X. Sillerman, our Executive Chairman and Chief Executive Officer, agreed to provide a Line of Credit to the Company (the “Line of Credit”). On April 24, 2017, the Company borrowed an additional $250,000 under the Line of Credit. The principal amount now outstanding under the Line of Credit is $5,286,952.34. In addition, the Company may seek to raise additional capital to implement its business strategy and enhance its overall capitalization through certain non-public offerings involving the sale, issuance or potential issuance of Common Stock (and/or securities convertible into or exercisable for Common Stock). We have not determined the particular terms for such prospective offerings provided that in connection with extension of the maturity date and/or other amendments or waivers related to the Line of Credit, potential investments and/or conversion prices of the Line of Credit balances or consideration for any of the foregoing or to settle certain matters under discussion with the Board of Directors relating to prior conversions, our Chairman and Chief Executive Officer may (1) be issued up to 13,800,000 shares of our Common Stock (or convertible notes or preferred stock equivalents of such amount); (2) may invest in the Series G Convertible Preferred Stock or other offerings by the Company on the same basis as other unaffiliated third parties; and (3) may issue its shares to consultants in exchange for services.

The manner of issuance of 13,800,000 shares of our Common Stock at the time of approval by the Majority Stockholder was not determined. In connection with authorization by the Majority Stockholder, the Board of Directors will have broad discretion in effectuating such issuance, which may include one or more of the following, or a combination thereof: (i) issuance of our Common Stock; (ii) issuance of a new or existing class or our preferred stock in such amount or amounts as will be convertible into 13,800,000 shares of our Common Stock upon issuance; (iii) issuance of warrants in such amount or amounts as will be convertible into 13,800,000 shares of our Common Stock upon issuance; (iv) amending the SIC IV Line of Credit to provide for conversion into our preferred stock or our Common Stock in such amount or amounts as will be convertible into 13,800,000 shares of our Common Stock upon exercise or conversion thereof; or (v) any other method determined by the Board of Directors to be reasonable. The factors the Board of Directors in making such determination could take into account are expected to include one or more of the following: (a) the accounting treatment of such action; (b) tax and accounting considerations for the Company; (c) the tax effect on the holder from the issuance; (d) restrictions on sale or disposition of the shares under the federal securities laws; (e) the registration requirements on such issuance and exemptions therefrom, under the federal securities laws; and (f) any other matter determined by the Board of Directors in their reasonable discretion. The intention of and effect on our capitalization and dilution from the issuance of 13,800,000 shares of our Common Stock is expected to result in an approximate adjustment in the number of common shares issued as a result of the conversion of the prior shares of Series C Convertible Redeemable Preferred Stock to reflect a price of $1.05 per share, which was the pricing in the Company’s recently completed registered financing transaction prior to such consent, and is equal to the conversion price per share of the New Notes, issued under the Note Exchange Agreement, as described herein.

NASDAQ Marketplace Rule 5635(c) requires stockholder approval for certain equity compensation arrangements involving the issuance of common stock by a company to its officers, directors, employees, or consultants and, pursuant to Rule 5635(c), such issuances of common stock at a price less than the market value of the common stock are considered a form of “equity compensation.” For this purpose, market value is the closing bid price immediately preceding the time the Company enters into a binding agreement to issue the securities. Because we may take actions that trigger the requirements of Rule 5635(c), we have secured stockholder approval so that we have authority to take the actions set forth herein.

Further, the participation of our officers, directors, employees and consultants in the forgoing matters approved pursuant hereto would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock. To the extent information is available, the Company has set forth anticipated and potential dilution under “Dilution” above.

The issuance of shares of common stock in one or more non-public offerings including to officers, directors, employees and consultants, could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. It is possible that the matters set forth herein would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

APPROVAL OF ANY CHANGE OF CONTROL THAT COULD RESULT FROM THE POTENTIAL ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS AS AUTHORIZED BY THE STOCKHOLDERS IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(b)

Nasdaq Marketplace Rule 5635(b) requires us to obtain stockholder approval prior to certain issuances with respect to common stock or securities convertible into common stock which will result in a change of control of the Company. This rule does not specifically define when a change in control of a Company may be deemed to occur. However, guidance suggests that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or an entity will hold 20% or more of the Company’s then outstanding capital stock. For the purpose of calculating the holdings of such person or entity, The Nasdaq Capital Market would take into account, in addition to the securities received by such person or entity in the transaction, all of the shares owned by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities held by such person or entity. We do not anticipate that the issuance of securities pursuant to the Note Exchange Agreement, Series F Preferred Stock or Series G Preferred Stock, as applicable, if authorized by the stockholders, will result in a change in control. We are seeking the stockholders’ approval on any change in control in accordance with Nasdaq Marketplace Rule 5635(b) in the event that potential issuance of securities would result in a change in control.

Stockholders should note that a change of control as described under Nasdaq Marketplace Rule 5635(b) applies only with respect to the application of such NASDAQ rule. Neither Delaware law nor our articles of incorporation or bylaws requires us to obtain stockholder approval of such change in control.

ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 is available on the internet at www.functionxinc.com and the Annual Report on Form 10-K, including the financial statements and information relating thereto, is incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, 902 Broadway, 11th Floor, New York, New York 10010, telephone (212) 231-0092.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Dated: May [ ], 2017	BY ORDER OF THE BOARD OF DIRECTORS:
Function(x) Inc.

Robert F. X. Sillerman,
Chief Executive Officer